Exhibit 10.16


FIRST AMENDMENT
TO
1994 STOCK OPTION AND RESTRICTED STOCK PLAN
FOR EXECUTIVE AND KEY EMPLOYEES OF
PETCO ANIMAL SUPPLIES, INC.

	Pursuant to the authority reserved to the Stock Option and Compensation Committee (the "Committee") of the Board of Directors of Petco Animal Supplies, Inc. (the "Company") under Section 9.2 of the 1994 Stock Option and Restricted Stock Plan for Executive and Key Employees of Petco Animal Supplies, Inc. (the "Plan"), the Committee hereby amends the Plan as follows:

	1.  Article I of the Plan is amended by the addition thereto of a new
Section 1.1, to read, in its entirety, as follows:

	Section 1.1 -- Additional Option

		"Additional Option" means an Option granted to an Optionee to purchase a number of shares of Common Stock equal to the number of shares of Common Stock tendered or relinquished by the Optionee in payment of the exercise price upon exercise of an Option and/or the number of shares of Common Stock tendered or relinquished in payment of the amount to be withheld under applicable federal, state and local income tax laws in connection with the exercise of an Option as described in Article XI.

	2.  Article I of the Plan is amended by the addition thereto of a new
Section 1.2, to read, in its entirety, as follows:

	Section 1.2 -- Additional Option Feature

		"Additional Option Feature" means a feature of an Option that provides for the automatic grant of an Additional Option in accordance with the provisions described in Article XI.

	3. Existing Sections 1.1 through 1.22, inclusive, of the Plan are amended by redesignating such Sections as Sections 1.3 through 1.24.

	4. Section 5.3(b)(ii) of the Plan is amended to read, in its entirety, as follows:

		(ii) With the consent of the Committee, (A) shares of the Company's Common Stock owned by the Optionee duly endorsed for transfer to the Company, or (B) shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option, with a fair market value (as determined under Section 4.2(b)) on the date of Option exercise equal to the aggregate Option price of the shares with respect to which such Option or portion is thereby exercised; or

	5.	Section 5.3(c) of the Plan is amended to read, in its entirety, as follows:

		(c) The payment to the Company (or other employer corporation) of all amounts which it is required to withhold under federal, state or local law in connection with the exercise of the Option; with the consent of the Committee, (i) shares of the Company's Common Stock owned by the Optionee duly endorsed for transfer, or (ii) shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option, valued at fair market value (as determined under Section 4.2(b)) as of the date of Option exercise, may be used to make all or part of such payment;

	6.	Section 5.4 of the Plan is amended by deleting it in its
entirety.

	7.	Sections 5.5 through 5.7, inclusive, of the Plan are amended by redesignating such Sections as Sections 5.4 through 5.6.

	8.	Section 6.2 of the Plan is amended to read, in its entirety, as follows:

	Section 6.2 -- Exercise of Stock Appreciation Rights

		Except in the case of death or disability (within the meaning of Section 22(e)(3) of the Code) of the Optionee, no Stock Appreciation Right shall be exercisable during the first six months after a Stock Appreciation Right is granted with respect to an outstanding Option.

	9.	The first sentence of Section 9.1 of the Plan is amended to
read, in its entirety, as follows:

		The Stock Option Committee shall consist of two or more Non-Employee Directors, appointed by and holding office at the pleasure of the Board, each of whom is both a "non-employee director" as defined by Rule 16b-3 and an "outside director" for purposes of
Section 162(m) of the Code.

	10.	The Plan is amended by the addition thereto after the end of
Article X of the following:

ARTICLE XI
Additional Options

Section 11.1 -- Additional Options

		(a) The Committee may, at or after the date of grant of an Option, grant Additional Options. Additional Options may be granted with respect to any outstanding Option.

		(b)  If, with the consent of the Committee pursuant to
Section 5.3(b)(ii), an Optionee exercises an Option that has an Additional Option Feature by tendering or relinquishing shares of Common Stock and/or when shares of Common Stock are tendered or relinquished in payment for the amount to be withheld under applicable federal, state and local income tax laws (at withholding rates not to exceed the Optionee's applicable marginal tax rates) in connection with the exercise of an Option, the Optionee shall automatically be granted an Additional Option. The Additional Option shall be subject to the following provisions:

		(i) The Additional Option shall cover the number of shares of Common Stock equal to the sum of (A) the number of shares of Common Stock tendered or relinquished as consideration upon the exercise of the Option to which such Additional Option Feature relates, and (B) the number of shares of Common Stock tendered or relinquished in payment of the amount to be withheld under applicable federal, state and local income tax laws in connection with the exercise of the Option to which such Additional Option Feature relates;

		(ii) The Additional Option will have an Additional Option Feature unless the Committee directs otherwise;

		(iii) The Additional Option exercise price shall be 100% of the fair market value per share (as determined under Section 4.2(b)) on the date the Employee tenders or relinquishes shares of Common Stock to exercise the Option that has the Additional Option Feature and/or tenders or relinquishes shares of Common Stock in payment of income tax withholding on the exercise of an Option that has the Additional Option Feature; and

		(iv) The Additional Option shall have the same termination date and other termination provisions as the underlying Option that had the Additional Option Feature.

	11.	In all other respects the Plan shall remain in full force and effect as originally adopted.